Exhibit 99.1

HOST HOTELS & RESORTS, INC. CLOSES $400 MILLION OF EXCHANGEABLE SENIOR DEBENTURES BY HOST HOTELS & RESORTS, L.P. IN A PRIVATE OFFERING

BETHESDA, MD; December 22, 2009  Host Hotels & Resorts, Inc. (NYSE:HST) announced today the closing of the issuance of $400 million aggregate principal amount ($40 million more than previously announced) of 2.5% exchangeable senior debentures due 2029, including the exercise of the $50 million over-allotment option by the initial purchasers. The debentures were issued by Host Hotels & Resorts, L.P., for whom the Company acts as sole general partner. The debentures were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

The debentures will be exchangeable, under certain circumstances, for cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s option. The initial exchange rate is 71.0101 shares of the Company’s common stock per $1,000 principal amount of debentures, which represents a premium of 31% to the closing price of $10.75 for the Company’s common stock on December 15, 2009.

The debentures will be redeemable at the Company’s option beginning on October 20, 2015 at the redemption price of 100% of the principal amount plus accrued interest. Holders of the debentures will have the right to require the Company to repurchase their debentures on October 15, 2015 and on certain dates in subsequent years.

The net proceeds from the sale of the debentures of approximately $391 million will be used for debt repayment, including to redeem all of the $346 million outstanding of Host Hotels & Resorts, L.P.’s 7% Series M Senior Notes due 2012, as well as the repayment of other outstanding debt and for general corporate purposes.

Host Hotels & Resorts, Inc. News Release	December 22, 2009

The debentures and the underlying shares of common stock have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: international, national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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